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                             CHAD THERAPEUTICS, INC.
                    SEVERANCE AND CHANGE OF CONTROL AGREEMENT

        THIS SEVERANCE AND CHANGE OF CONTROL AGREEMENT dated as of 1/16 , 1998 (this "Agreement") is made and entered into by and between Chad Therapeutics, Inc., a California corporation (the "Company'), and Thomas E.
Jones (the "Executive").

        WHEREAS, Executive is employed by the Company; and

        WHEREAS, the Company desires to retain the services of Executive in the event of a Change of Control or Ownership Change (as hereinafter defined) of the Company.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

        1. Severance Pay Benefit. If Executive's employment with the Company is either terminated by the Company or he incurs a Change in Duties at any time within the period of twenty-four (24) months following a Change of Control or Ownership Change (as hereinafter defined), and provided that Executive's termination of employment is not for cause (as hereinafter defined) and Executive has not been offered employment in a comparable position with the Company within sixty (60) calendar days of his employment termination date, then in such case:

        (a) Executive will be entitled to receive severance pay in an amount equal to two hundred percent (200%) of his aggregate compensation (consisting of base salary and incentive bonus, if any) for the calendar year immediately preceding the year during which such termination of employment by the Company or Change in Duties occurred.

        (b) For purposes of determining the amount of Executive's severance pay benefit hereunder, Executive's aggregate compensation shall include any amounts withheld therefrom pursuant to the Company's Section 401(k) and/or 125 plans. Any severance pay benefits to which Executive may become entitled to under this Agreement shall be in lieu of severance pay, if any, that would otherwise become payable to Executive pursuant to any standard severance pay policy which the Company may adopt.



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        (c) A "Change in Duties", for purposes of this Agreement, means: (i) an involuntary reduction in the nature or scope of Executive's authority, areas of responsibility or the duties that Executive performs; (ii) any reduction in Executive's annual regular salary; (iii) a reduction in Executive's total compensation (i.e., annual regular salary and annual incentive compensation) to less than ninety percent (90%) of the amount provided to Executive for the last full calendar year immediately preceding the occurrence of a Change of Control or Ownership Change; (iv) a change of more than fifty (50) miles in Executive's principal place of employment (not including business travel or temporary assignments); (v) a material change in the percentage of working time Executive is required to spend in the Company's Southern California office; or (vi) a determination by the Company that Executive is unable to exercise his authority or perform his duties as a result of a Change of Control or Ownership Change. If any of the events set forth above shall occur, Executive shall give prompt written notice to the Company and shall have sixty (60) days from the date of such notice or ninety (90) days from the event, whichever is earlier, to exercise his rights to terminate for a Change in Duties or such right shall be deemed waived as to such event but not as to any future event.

        (d) A comparable position, for purposes of this Agreement, is one that has job responsibilities and skill requirements that are substantially identical to Executive's previous position and requires limited training to perform competently, that is in the same geographic fifty (50) mile radius, and that is at the same salary grade level and the same aggregate compensation range. In general, for purposes of determining whether Executive has been offered a comparable position with the Company, "Company" means Chad Therapeutics, Inc., any of its affiliated companies or any successor to the Company's business and/or assets which become bound by this Agreement either (i) by virtue of its agreement to assume this Agreement and perform it in the same manner and to the same extent as the Company would be required to perform it in the absence of a succession or (ii) by operation of law.

        (e) Executive shall also be entitled to severance pay in the event of his termination by mutual agreement. Termination by mutual agreement means any termination jointly initiated by the Company and Executive or initiated by the Company with the agreement of the Executive under circumstances that the Company, in its sole discretion, believes do not justify a termination for cause.

        (f) Cause for termination of Employment shall include: theft of Company property having a value in excess of $100; dishonest or fraudulent conduct in his dealings with the Company or on behalf of the Company if such conduct might have a Material Adverse Effect (as defined below) on the Company; willful destruction of Company property having a value in excess of $100; performing any illegal act



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related in any manner to his employment by and/or duties to the Company if such conduct might have a Material Adverse Effect on the Company; conviction of any felony or any act involving moral turpitude; unauthorized disclosure of any Confidential Information; or the Employee's physical or mental incapacity to perform the essential functions of his job with reasonable accommodation.

               Cause for termination of Employment shall also include: performing any act adverse to the interests of the Company if such conduct might have a Material Adverse Effect on the Company; gross insubordination; willful neglect of duty; the Employee's failure to follow the instructions of the Board; any breach by the Employee of any of the Company's rules, policies or procedures if such conduct might have a Material Adverse Effect on the Company; or any material breach or threatened breach by the Employee of any term, provision, or covenant of this Agreement.

               For purposes hereof, Material Adverse Effect shall mean the incurrence by the Company of any liability, the development of any contingent liability or the diminution in value of any of the Company's assets, in an amount which is determined in good faith by the Board of Directors to involve a loss to the Company of $10,000 or more.

        (g) For purposes of this Agreement, an *Ownership Change" shall be deemed to have occurred in the event that any of the following occurs with respect to the Company:

                i) the direct or indirect sale or exchange by the shareholders of the Company of at least twenty percent 20%) of the outstanding shares of common stock of the Company;

                ii) issuance by the Company of shares of its common stock which results in any person owning 20% or more of the issued and outstanding shares of the Company's common stock;

                iii)a merger or consolidation of the Company in which the Company is not the surviving corporation, except for a transaction in which the principal purpose is to change the state of the Company's incorporation or a transaction in which the Company's shareholders immediately prior to such merger or consolidation will hold (by virtue of securities received in exchange for their shares of common stock of the Company) securities of the surviving entity representing more than eighty percent (80%) of the total voting power of such entity immediately after such transaction;



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                iv) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange, or transfer to one (1) or more subsidiary corporations);

                v) a liquidation or dissolution of the Company; or

                vi) any other event, including without limitation the acquisition by any person of less than 20% of the outstanding shares of the Company, which the Board of Directors, in its sole discretion, deems an ownership change.

        (h) For purposes of this Agreement, a "Change of Control" shall mean a change in the composition of the Company's Board of Directors as a result of which at least one-third (1/3) of the members of the Board is replaced during any twelve (12)-month period by directors whose appointment or election was not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

        2. Severance Agreement and Release. In order to be eligible for benefits under this Agreement, Executive must execute a Severance Agreement and Release which shall release the Company and its affiliates, directors and employees from any and all legal actions, or other claims of any kind, including those arising from his employment relationship with or his separation from the Company and/or any of its affiliated companies.

        3. Payment of Benefits. Once Executive's Severance Agreement and Release becomes effective and enforceable, Executive shall receive his severance pay in one lump sum cash payment, less applicable withholding taxes.

        4. Death. If Executive dies before receiving any severance pay benefit hereunder to which he became entitled prior to his death, such benefit shall be distributed in one lump sum payment to Executive's spouse, or if no spouse, to Executive's estate.

        5. Offset. The Company reserves the right to offset Executive's severance pay benefit by any advance, loan or other monies Executive owes the Company.

        6. Coordination With Plant Closing laws. Any amounts determined to be payable by the Company to Executive or his dependents under the Worker Adjustment and Retraining Notification Act of 1988 or under any other law regarding termination of employment as a result of the elimination of job positions



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shall offset and reduce any amounts otherwise payable under this Agreement to
Executive or to any third party for the benefit of Executive or his dependents.

        7. Section 28OG Parachute Payment. In the event that the provision to Executive of the severance pay benefit described in this Agreement will be deemed, whether considered singularly or together with other compensation or benefits to which Executive is otherwise entitled from the Company, to constitute an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended, the Company may reduce or eliminate such payment to the extent necessary to avoid all taxes and penalties under that Section, and Executive shall not be entitled to receive any additional or different compensation or benefits as a result of such reduction or elimination. In the sole discretion of the Company, the foregoing action shall be effected without regard to whether all or a portion of such excess parachute payment potentially constitutes reasonable compensation.

        8. Employment Status. This Agreement does not constitute a contract of employment or impose on Executive any obligation to remain as a employee, or impose on the Company any obligation (i) to retain Executive as an employee,
(ii) to change the status of Executive as an at-will employee, or (iii) to change the Company's policies regarding termination of employment.

        9. Notices. Any notices provided hereunder must be in writing and such notices or any other written communication shall be deemed effective upon the earlier of personal delivery (including personal delivery by telex or facsimile) or the third day after mailing by first class mail, to the Company at its primary office location and to Executive at his address as listed in the Company's payroll records. Any payments made by the Company to Executive under the terms of this Agreement shall be delivered to Executive either in person or at his address as listed in the Company's payroll records.

        10. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

        11. Waiver. If either party should waive any breach of any provisions of this Agreement, such party shall not thereby be deemed to have waived any



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preceding or succeeding breach of the same or any other provision of this
Agreement.

     12. Complete Agreement. This Agreement, including any other written agreements expressly referred to in this Agreement, constitutes the entire agreement between Executive and the Company and it is the complete, final, and exclusive embodiment of their agreement with regard to this subject matter. It is entered into without reliance on any promise or representation other than those expressly contained herein.

     13. Amendment or Termination of Agreement. This Agreement may be changed or terminated only upon the mutual written consent of the Company and Executive. The written consent of the Company to a change or termination of this Agreement must be signed by an executive officer of the Company after such change or termination has been approved by the Company's Board of Directors.

     14. Counterparts. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.

     15. Headings. The headings of the Articles and Sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

     16. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors, assigns, heirs, executors and administrators, except that Executive may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the written consent of the Company, which consent shall not be withheld unreasonably.

     17. Arbitration. Any and all disputes or controversies, arising from or regarding the interpretation, performance, enforcement or termination of this Agreement shall be resolved by final and binding arbitration in accordance with the Employment Dispute Rules of the American Arbitration Association ("AAA"), and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Executive and the Company shall each pay the fees of his or its own attorneys, the expenses of his or its witnesses and all other expenses connected with presenting his or its arbitration. All other costs of the arbitration, including without limitation, the costs of any record or transcript of the arbitration proceedings, administrative fees, the fee of the arbitrator and all other fees and costs shall be borne equally by the Company and Executive. Such

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arbitration will take place in Los Angeles County, California and shall be heard by a single neutral arbitrator (to be appointed in accordance with the procedures of the AAA).

        18. Choice of Law. Except as to the arbitration provisions of this Agreement which shall be construed under the Federal Arbitration Act, all questions concerning the construction, validity and interpretation of this Agreement will be governed by the laws of the State of California applicable to contracts executed and to be performed solely in the State of California.

        19. Opportunity for Independent Counsel and Advisors. Executive acknowledges that he has had an opportunity to retain independent counsel and tax advisors to review this Agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year written above.


  EXECUTIVE                             CHAD THERAPEUTICS, INC.



/s/ THOMAS E. JONES                     By: /s/ CHARLES R. ADAMS
-------------------------                  ---------------------------------
  Thomas E. Jones                          1-26-98 Chairman



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